EXHIBIT 99.2
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                     UNICO, INC.
       2000 Non-Employee Stock Option Plan
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I.   DEFINITIONS
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1.1  Definitions.
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(a)  "Award" shall mean an Option, which may be
designated as a Nonqualified Stock Option or an
Incentive Stock Option granted under this Plan.
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(b)  "Award Agreement" shall mean, as the case may be,
the Incentive Stock Option Award Agreement
substantially in the form of Exhibit A attached hereto
and made a part herewith, setting forth the terms of
an Award, or the Non- Qualified Stock Option Award
Agreement substantially in the form of Exhibit B
attached hereto and made a part herewith setting forth
the terms of an Award.
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(c)  "Award Date" shall mean the date upon which the
Committee took the action granting an Award or such
later date as is prescribed by the Committee.
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(d)  "Award Period" shall mean the period beginning on an
Award Date and  ending on the expiration date of such
Award.
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(e)  "Beneficiary" shall mean the person, persons, trust
or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death.
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(f)  "Board" shall mean the Board of Directors of the
Corporation.
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(g)  "Common Stock" shall mean the Common Stock, $0.01
par value, of the Corporation.
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(h)  "Code" shall mean the Internal Revenue Code of 1986,
as amended from time to time.
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(i)  "Commission" shall mean the Securities and Exchange
Commission.
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(j)  "Committee" shall mean the committee appointed by
the Board and consisting of two or more members or if
no such committee has been appointed, the Board.
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(k)  "Company" shall mean, collectively, the Corporation
and its Subsidiaries, if any.
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(l)  "Corporation" shall mean Unico, Inc., a Delaware
corporation, and its successors.
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(m)  "Eligible Person" shall mean any Person designated
by the Committee who is not an employee of the
Company.
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(n)  "Event" shall mean approval by the stockholders of
the Corporation of  (i) the dissolution or liquidation
of the Corporation; (ii) an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a
result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by the stockholders (or their affiliates) of the Corporation immediately prior to such transaction; (iii) the sale of substantially all
of the Corporation's business and/or assets to a
person or entity which is not a Subsidiary or a stockholder (or an affiliate of a stockholder) immediately prior to such sale; or (iv) a tender offer by a person other than a stockholder (or an affiliate thereof) of the
Corporation) pursuant to which the offeror acquires
more than 50% of the Corporation's outstanding voting
securities.
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(o)  "Fair Market Value shall mean (i) the per share
closing sales price of the Common Stock on the date at
which Fair Market Value is to be determined (the "Determination Date") on the national securities exchange having the greatest volume of trading in the
Common Stock during the 30-day period immediately
preceding that time as reported in The Wall Street
Journal; (ii) if the Common Stock is not listed or
admitted to trade on any national securities exchange,
the per share closing sales price for the Common Stock
on the Determination Date at which Fair Market Value
is to be determined, as quoted in the National
Association of Securities Dealers Automated Quotation (NASDAQ) National Market Reporting System, or any
successor system, as reported in The Wall Street
Journal; (iii) if the Common Stock is not listed or
admitted to trade on any national securities exchange
and is not quoted on the NASDAQ National Market Reporting System, the average of the per share closing bid and asked sales prices for the Common Stock on the over-the-counter market on the Determination Date at which
Fair Market Value is to be determined, as quoted on
NASDAQ or such other national reporting service, as
reported in The Wall Street Journal; or (iv) if the
Common Stock is not listed or admitted to trade on a national securities exchange, is not quoted on the
NASDAQ National Market Reporting System and if the bid
and asked sales prices for the Common Stock are not furnished by the National Association of Securities Dealers, Inc. or a similar organization, the Fair Market Value of a share of Common Stock as of the Determination Date at which Fair Market Value is to be determined, and established by the Committee under the Plan based on such relevant facts, which may include opinions of independent experts or annual appraisals of the fair market value of the
Company, as may be available to the Committee.
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(p)  "Incentive Stock Option" shall mean an option which
is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.
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(q)  "Nonqualified Stock Option" shall mean an option
which is designated as a Nonqualified Stock Option.
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(r)  "Option" shall mean an option to purchase Common
Stock under this Plan. An Option shall be designated
by the Committee as a Nonqualified Stock Option or an
Incentive Stock Option.
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(s)  "Participant" shall mean an Eligible Person who has
been awarded an Award.
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(t)  "Person" shall mean any individual, corporation,
partnership, limited liability company, joint venture, association, trust or other business entity.
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(u)  "Personal Representative" shall mean the person or
persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the legal power to exercise the rights and receive the benefits
specified in this Plan.
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(v)  "Plan" shall mean the Unico, Inc. 2000 Non-Employee
Stock Option Plan, as amended from time to time in
accordance herewith.
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(w)  "Securities Act" shall mean the Securities Act of
1933, as amended.
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(x)  "Subsidiary" shall mean any corporation or other
entity a majority or more of whose outstanding voting
stock or voting power is beneficially owned directly
or indirectly by the Corporation.
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II.  THE PLAN
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2.1  Purpose.
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The purpose of this Plan is to promote the success of the
Company by providing an additional means to attract
and retain key personnel through added long term
incentives for high levels of performance and for significant efforts to improve the financial performance of the Company by granting Awards.
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2.2  Administration.
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(a)  This Plan shall be administered by the Committee.
Action of the Committee with respect to the
administration of this Plan shall be taken pursuant to
a majority vote or the written consent of a majority
of its members. If action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if
none is
specified, at the time of the last signature. The
Committee may delegate administrative functions to individuals who are officers or employees of the
Company.
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(b)  Subject to the express provisions of this Plan, the
Committee shall have the authority to construe and
interpret this Plan and any agreements defining the
rights and obligations of the Company and Participants
under this Plan, to further define the terms used in
this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this
Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their engagement for purposes of this Plan and to make all other
determinations necessary or advisable for the
administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.
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(c)  Any action taken by, or inaction of, the
Corporation, any Subsidiary, the Board or the
Committee relating to this Plan shall be within the
absolute discretion of that entity or body and shall
be conclusive and binding upon all persons. No member
of the Board or Committee, or officer of the
Corporation or Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may
act in their absolute discretion in matters related to
this Plan.
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2.3  Participation.
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Awards may be granted only to Eligible Persons. An
Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Officers and Members
of the Board who are not employees of the Company
shall be eligible to receive Awards.
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2.4  Stock Subject to the Plan.
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The stock to be offered under this Plan shall be shares
of the Company's authorized but unissued Common Stock.
The aggregate amount of Common Stock that may be
issued or transferred pursuant to Awards granted under
this Plan shall not exceed Two Million (2,000,000)
shares, subject to adjustment as set forth in Section
4.2.  If any Option shall lapse or terminate (either
by its terms or as a result of the repurchase by the
Company of such Option) without having been exercised
in full, the unpurchased shares subject thereto shall
again be available for purposes of this Plan.
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2.5  Grant of Options.
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Subject to the express provisions of the Plan, the
Committee shall determine from the class of Eligible
Persons those individuals to whom Options under the
Plan shall be granted, the terms of Options (which
need not be identical) and the number of shares of Common Stock subject to each Option. Each Option shall be subject to the terms and conditions set forth in the
Plan and such other terms and conditions established
by the Committee and as set forth in the Award
Agreement as are not inconsistent with the purpose and provisions of the Plan. The grant of an Option is made on the Award
Date.
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2.6  Exercise of Options.
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An Option shall be deemed to be exercised when the
Secretary or Assistant Secretary of the Corporation
receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 3.2.
Notwithstanding any other provision of this Plan, the Committee may impose, by rule or in Award Agreements, such conditions upon the exercise of Options
(including, without limitation, vesting of exercise
rights and conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable securities laws, regulatory requirements or
as may be deemed necessary or advisable by the
Committee.
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III. OPTIONS
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3.1  Grants.
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One or more Options may be granted to any Eligible
Person. Each Option so granted shall be designated by
the Committee as either a Nonqualified Stock Option or an
Incentive Stock Option.
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3.2  Option Price.
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The purchase price per share of the Common Stock covered
by each Option shall be determined by the Committee,
but in the case of Incentive Stock Options shall not
be less than 100% (110% in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair
Market Value of the Common Stock on the date the
Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash, or by certified or cashier's
check payable to the order of the Corporation, (ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Corporation, upon the terms and conditions determined by the Committee, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements), or (iii) if authorized by the
Committee, by shares of Common Stock of the
Corporation already owned by the Participant, provided
such shares are publicly traded; provided, however,
the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering shares, and any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their
Fair Market Value on the date of exercise.
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3.3  Option Period.
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Each Option and all rights or obligations thereunder
shall expire on such date as shall be determined by
the Committee and set forth in the Award Agreement,
but not later than 10 years after the Award Date in
the case of an Incentive Stock Option (five years in
the case of a person described in Section 3.5(c)), and shall be subject to earlier termination as hereinafter provided or as provided in any Award Agreement.
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3.4  Exercise of Options.
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Except as otherwise provided in Section 4.4, an Option
may become exercisable, in whole or in part, on the
date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of such Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.
Subject to any requirement of law, not less than 10
shares of Common Stock may be purchased at one time
unless the number purchased is the total number at the
time available for purchase under the terms of the
Option.
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3.5  Limitations on Grant of Incentive Stock Options.
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(a)  The aggregate Fair Market Value (determined as of
the Award Date) of the Common Stock for which Incentive Stock Options may first become exercisable by any Participant during any calendar year under this Plan, together with that of Common Stock subject to
Incentive Stock Options first exercisable (other than
as a result of acceleration pursuant to Section 4.2 or
4.4) by such Participant under any other plan of the Corporation or any Subsidiary, shall not exceed
$200,000.
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(b)  There shall be imposed in the Award Agreement
relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in
Section 422 of the Code.
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(c)  No Incentive Stock Option may be granted to any
person who, at the time the Incentive Stock Option is granted, owns shares of stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock
subject to the Option and such Option by its terms is
not exercisable after the expiration of five years from
the date such Option is granted.
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IV.  OTHER PROVISIONS
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4.1  Rights of Eligible Persons, Participants and
Beneficiaries.
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(a)  Status as an Eligible Person shall not be construed
as a commitment that any Award will be made under this
Plan to an Eligible Person or to Eligible Persons
generally.
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(b)  Nothing contained in this Plan (or in Award
Agreements or in any other documents related to this
Plan or to Options) shall confer upon any Eligible Person
or Participant any right to continue any business relationship with the Company or constitute any contract or agreement of engagement (as an employee, consultant or otherwise), or interfere in any way with the right of the Company to reduce such person's compensation or to terminate the engagement of such
Eligible Person or Participant, with or without cause,
but nothing contained in this Plan or any document
related thereto shall affect any other contractual
right of any Eligible Person or Participant.
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(c)  Other than by will or the laws of descent and
distribution, no interest in this Plan or in any
Option shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action
shall be void and no such benefit or interest shall
be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any
Eligible Person, Participant or Beneficiary. The
Committee shall disregard any attempted transfer,
assignment or other alienation prohibited by the
preceding sentence and shall pay or deliver such cash
or shares of Common Stock in accordance with the
provisions of this Plan.
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(d)  No Participant, Beneficiary or other person shall
have any right, title or interest in any fund or in
any specific asset (including shares of Common Stock)
of the Company by reason of any Option granted
hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant
to the provisions of this Plan shall create, or be
construed to create, a trust of any kind or a
fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Option hereunder, such right shall
be no greater than the right of any unsecured general
creditor of the Company.
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4.2  Adjustments Upon Changes in Capitalization.
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(a)  If the outstanding shares of Common Stock are
increased, decreased or changed into, or exchanged
for, a different number or kind of shares or securities of the Corporation through a reorganization or merger in which the Corporation is the surviving entity, or
through a combination, recapitalization,
reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Options. A corresponding adjustment to the consideration payable with respect to Options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion
of the Option not exercised but with a corresponding adjustment in the price for each share.
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(b)  Upon the dissolution or liquidation of the
Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, the Plan shall
terminate, and any outstanding Options shall, subject
to the provisions of Section 4.4, terminate and be forfeited. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all
of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of
Options covering the stock of the successor
corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the
Plan by such successor corporation in which event the
Plan and the Options shall continue in the manner and
under the terms so provided; or (iii) for the payment
in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.
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(c)  All determinations under this Section 4.2 shall be
made by the Committee with the purpose of neither
enlarging nor diminishing the rights or obligations hereunder or under any then outstanding Option. In adjusting Options to reflect the changes described in
this Section 4.2, or in determining that no such
adjustment is necessary, the Committee may rely upon
the advice of counsel and accountants of the
Corporation, and the determination of the Committee
shall be conclusive. No fractional shares of stock
shall be issued under this Plan on account of any such
adjustment.
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4.3  Termination of Engagement.
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(a)  If a Participant is engaged by the Company as an
independent contractor and such Participant ceases to
have a business relationship with the Company, either
as an independent contractor or employee of the
Company, for any reason including, death or
disability, then the Committee shall have the discretion to terminate the Option or any part thereof prior to the expiration date therefor in the Award Agreement upon thirty
(30) days notice to the Participant; provided, however,
that in the case of Incentive Stock Options, military
leaves of absence, sick leave and any other bona fide
leaves of absence shall not be considered a termination of such relationship as long as such leave does not extend beyond 90 days or if the Participant's reemployment rights are guaranteed by law (as with certain federal military reservist laws, certain state maternity or paternity leave laws) or by contract.
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(b)  If a Participant is engaged by the Company as an
independent contractor and such Participant ceases to
have a business relationship with the Company, either
as an independent contractor or employee of the
Company, as a result of disability, the Participant or Participant's Personal Representative may subject to
Section 4.3(a) exercise any Option to the extent it
shall have become exercisable; provided, however, that
in the case of Incentive Stock Options, the
Participant or Participant's Personal Representative must exercise an Option to the extent it shall have become exercisable within one year of the termination of such relationship.
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(c)  If a Participant is engaged by the Company as an
independent contractor and such Participant ceases to
have a business relationship with the Company, either
as an independent contractor or employee of the
Company, as a result of death while the Participant is
so engaged or employed by the Company (or in the case
of Incentive Stock Options was last engaged or employed by the Company within three months before his death), the Participant's Option shall subject to Section 4.3(a)
be exercisable by the Participant's Beneficiary to the extent such Option was exercisable immediately prior to the date of death (or earlier termination).
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(d)  Notwithstanding the foregoing, in the event that the
business relationship between the Participant and the Company is terminated for any reason, other than a termination for cause, the Committee may, in its discretion and in connection with such termination,
increase the portion of the Participant's Option
available to the Participant, or Participant's
Beneficiary or Personal Representative, as the case
may be, upon such terms as the Committee shall
determine.
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(e)  If an entity ceases to be a Subsidiary, such action
shall be deemed for purposes of this Section 4.3 to be
a termination of the business relationship between the Company and each Eligible Person and Participant engaged (as an independent contractor or employee) by
that entity.
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4.4  Acceleration of Options.
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The Options shall not be accelerated unless and until the
Board determines that there shall be an acceleration
of Options. Acceleration of Options shall comply with applicable regulatory requirements, including without limitation, Section 422 of the Code.
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4.5  Government Regulations.
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This Plan, the granting of Options under this Plan and
the issuance or transfer of shares of Common Stock
(and/or the payment of money) pursuant thereto are
subject to all applicable federal and state laws,
rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission)
which may, in the opinion of counsel for the
Corporation, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted under this Plan, and
no shares shall be issued by the Corporation, pursuant
to any such Option, unless and until, in each such
case, all legal requirements applicable to the issuance have, in the opinion of counsel to the Corporation, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.
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4.6  Tax Withholding.
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Upon the disposition by a Participant or other person of
shares of Common Stock acquired pursuant to the
exercise of an Incentive Stock Option prior to
satisfaction of the holding period requirements of
Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the Company shall have the right to require such Participant or such other person
to pay by cash, or certified or cashier's check
payable to the Company, the amount of any taxes which
the Company may be required to withhold with respect to such transactions and the issuance of any shares of Common
Stock pursuant to the exercise of a Nonqualified Stock Option will be subject to the Participant's (or other person's) satisfaction of all such tax withholding obligations.
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4.7  Amendment, Termination, and Suspension.
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(a)  The Board may, at any time, terminate or, from time
to time, amend, modify or suspend this Plan (or any
part hereof). In addition, the Committee may, from
time to time, amend or modify any provision of this Plan except Section 4.4 and, with the consent of the
Participant, make such modifications of the terms and conditions of such Participant's Option as it shall deem advisable. No Options may be granted during any suspension of this Plan or after its termination.
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(b)  If an amendment would (i) increase the aggregate
number of shares which may be issued under this Plan,
or (ii) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board or the Committee and by a
majority of the stockholders entitled to vote thereon.
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(c)  In the case of Options issued before the effective
date of any amendment, suspension or termination of
this Plan, such amendment, suspension or termination
of the Plan shall not, without specific action of the
Board and consent of the Participant, in any way
modify, amend, alter or impair any rights or obligations under any Option previously granted under the Plan.
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4.8  Privileges of Stock Ownership; Nondistributive
     Intent.
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A Participant shall not be entitled to the privilege of
stock ownership as to any shares of Common Stock not actually issued to him. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act,
relating to such issued and transferred Common Stock
and there is available for delivery a prospectus
meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof and there is an available exemption from the federal and applicable state securities laws. No shares shall be issued and
transferred unless and until there shall have been
full compliance with any applicable regulatory
requirements (including those of exchanges upon which
any Common Stock of the Corporation may be listed).
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4.9  Effective Date of the Plan.
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This Plan shall be effective upon its approval by the
Board.
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4.10 Term of the Plan.
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Unless previously terminated by the Board, this Plan
shall terminate at the close of business on the tenth anniversary of the date on which this Plan is approved by the Board, and no Options shall be granted under it thereafter, but such termination shall not affect any
Option theretofore granted.
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4.11 Governing Law.
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This Plan and the documents evidencing Options and all
other related documents shall be governed by, and
construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan
shall continue to be fully effective.
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                       EXHIBIT A
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INCENTIVE STOCK
OPTION AWARD AGREEMENT
THIS AWARD AGREEMENT is dated as of the day of  ,
2000, by and between Unico, Inc.., a Delaware
corporation (the "Corporation"), and (the
"Participant").
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                  W I T N E S S E T H:
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WHEREAS, on , 2000, pursuant to the Corporation's
2000 Non-Employee Stock Option Plan (hereinafter, the
term "Plan"; and such other capitalized terms as used
herein without definition having the meaning ascribed
to them in the Plan), the Committee of the Corporation's Board of Directors (the "Committee") has granted to the Participant, effective as of, 2000 (the "Award
Date"), an incentive stock option ("Option" or
"Award") to purchase all or any part of the total
number of shares of Common Stock, $0.001 par value of the Corporation ("Stock") set forth on Schedule I hereto upon the terms and conditions hereinafter set forth;
and
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WHEREAS, the Participant and the Corporation desire to
enter into a written agreement in accordance with the
Plan;
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NOW THEREFORE, in consideration of the mutual promises
and covenants made herein and the mutual benefits to
be derived herefrom, the parties hereto agree as
follows:
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1.  GRANT OF OPTION.  The Corporation has granted to the
Participant, as a matter of separate inducement and agreement in connection with the business relationship between the Corporation and the Participant, and not in lieu of any compensation for their services, the right and option to purchase, in accordance with the Plan and subject to the terms and conditions thereof and
those hereinafter set forth, all or any part of the total number of shares of Stock set forth on Schedule I attached hereto and incorporated herein ("Schedule
I"), at the exercise price per share set forth on
Schedule I (the "Price"), exercisable from time to
time subject to the provisions hereof prior to the close
of business on (the "Expiration Date"). The Price has been determined by the Committee in accordance with Section
3.2 of the Plan.
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2.  EXERCISABILITY OF OPTION.  Except as otherwise
provided herein, the Option may be exercised in
accordance with the vesting schedule set forth on
Schedule II attached hereto and incorporated herein ("Schedule II"), and the Option may only be exercised at any given time to the extent that the Option has
vested in accordance with Schedule II; provided,
however, that the Option may be exercised only prior
to the Expiration Date, and may not be exercised as to
less than 10 shares of Stock at any one time unless
the number of shares purchased is the total number at
the time available for purchase under the Option. Furthermore, the Option may be exercised only after the Stock into which the Option is exercisable has been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Corporation will register such Stock under the Securities Act no later than the sixth anniversary of the date of grant; and in any event, notwithstanding the preceding sentence, the Option may be exercised after such sixth anniversary. The Option may be exercised only as to whole shares; fractional share interests shall be disregarded except that they may be accumulated.
<P>
3. METHOD OF EXERCISE AND PAYMENT. Each exercise of any part of the Option shall be by means of written notice of exercise duly delivered to the Corporation, specifying the number of whole shares of Stock with respect to which the Option is being exercised,
together with any written statements required pursuant
to Section 10 below and payment of the Price in full (i) in cash or by certified or cashier's check payable to the order of the Corporation, (ii) if authorized by the Committee, by a promissory note made by the Participant in favor of the Corporation, upon the terms and conditions determined by the Committee, and secured by the Stock issuable upon exercise in compliance with applicable law (including state corporate law and federal margin requirements), or (iii) if authorized by the Committee and there is a public market for the Stock, by delivery of shares of Stock already owned by the Participant for at least six months.
<P>
4.  CONTINUANCE OF RELATIONSHIP.  Nothing contained
herein or in the Plan shall confer upon the
Participant any right to continue in any business relationship with the Corporation, or any subsidiary or other affiliate thereof, or constitute any contract or agreement of engagement or employment. Nothing contained herein or in the Plan shall interfere in any
way with the right of the Corporation to (i) terminate
its relationship, if any, with the Participant, or (ii) reduce any compensation received by the Participant from the rate in existence on the Award Date; provided
that nothing herein shall modify any written agreement
as may now exist or hereinafter be entered into between Participant and the Corporation.
<P>
5. EFFECT OF TERMINATION OF RELATIONSHIP. If the Participant is engaged on the date hereof as an independent contractor by the Corporation, or by any subsidiary or other affiliate thereof, and later ceases to have a business relationship with the
Corporation, or any subsidiary or other affiliate
thereof, either as an independent contractor or
employee of any such entity, for any reason other than breach by the Corporation of any written agreement in effect between the Participant and the Corporation,
the Option shall terminate to the extent not vested. Notwithstanding the vesting schedule in Schedule II, if the Corporation has materially breached any written agreement with the Participant, and as a result Participant's relationship with the Corporation or any subsidiary or other affiliate thereof is terminated, then to the extent provided in such written agreement the Option shall become fully vested upon such termination of relationship. However, in no event may any Option be exercised by any person after the Expiration Date.
<P>
6. NON-ASSIGNABILITY OF OPTION. Interests in the Option shall not be subject to sale, transfer, pledge, assignment or alienation other than by will or the
laws of descent and distribution regardless of any
interest therein of the Participant's spouse or such spouse's successor in interest.
<P>
7.  ADJUSTMENTS UPON SPECIFIED CHANGES.  As set forth in
Section 4.2 of the Plan, upon the occurrence of
specified events relating to the Corporation's stock, adjustments will be made in the number and kind of shares that may be issuable under an Option to the
extent deemed appropriate by the Committee.  In
addition, upon the occurrence of specified events
relating to the Corporation, such as its dissolution or liquidation, a reorganization, merger or consolidation in which it is not the surviving corporation, or upon sale of all or substantially all of the Corporation's property, unless provision is otherwise made and subject to the provisions of Section 4.4 of the Plan, the Plan and any outstanding Options will terminate.
<P>
8. NO AUTOMATIC ACCELERATION. Options shall not be accelerated unless and until the Board determines that there shall be an acceleration of Options in
accordance with Section 4.4 of the Plan.
<P>
9.  PARTICIPANT NOT A STOCKHOLDER.  Neither the
Participant nor any other person entitled to exercise
the Option shall have any of the rights or privileges
of a stockholder of the Corporation as to any shares of Stock not actually issued and delivered to them. No adjustment will be made for dividends or other rights for which the record date is prior to the date on
which such stock certificate(s) is issued even if such record date is subsequent to the date upon which notice of exercise was delivered and the tender of
payment was
accepted.
<P>
10. APPLICATION OF SECURITIES LAWS.
<P>
(a) No shares of Stock may be purchased pursuant to the Option unless and until any then applicable requirements of the Securities and Exchange Commission
and any other regulatory agency, including any state securities law commissioner having jurisdiction over the Corporation or such issuance, and any exchange upon which Stock is listed, shall have been fully
satisfied. The Participant represents, agrees and
certifies that if the Participant exercises the
Option, in whole or in part, the Participant will
acquire the Stock issuable upon such
exercise for the purpose of investment and not with a
view to resale or distribution and that, as a
condition to each such exercise, the Participant will furnish to the Corporation a written statement to such effect, satisfactory in form and substance to the Corporation.
<P>
(b) The Participant understands that the certificate(s) representing the Stock acquired pursuant to the Option may bear a legend referring to the fact that the Stock
has not been registered under the Securities Act, and
has not been qualified under any state securities law
and is subject to certain restrictions on transfer and
other limitations under the Securities Act and state securities laws with respect to the transfer of such
Stock, and the Corporation may impose stop transfer instructions to implement such limitations, if applicable. Any person(s) entitled to exercise the
Option under the provisions of Section 6 above shall
be
bound by and obligated under the provisions of this
Section 10 to the same extent as is the Participant.
<P>
(c)  The Committee may impose such conditions on an
Option or on its exercise or acceleration or on the
payment of any withholding obligation (including
restricting the time of exercise to specified periods)
as may be required to satisfy applicable regulatory
requirements.
<P>
11. NOTICES. Any request or notice to be given hereunder shall be deemed given, and any election or exercise to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit
thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Participant, at the address given beneath the Participant's signature set forth below, and if to the Corporation, at the executive offices of the
Corporation.
<P>
12.  EFFECT OF AWARD AGREEMENT.  The Award Agreement
shall be assumed by, be binding upon and inure to the benefit of (i) any successor(s) of the Corporation to the extent provided in Section 4.2(b) of the Plan, and
(ii) any Beneficiary or Personal Representative of the Participant as provided in Section 4.3 of the Plan.
<P>
13.  TAX WITHHOLDING.  The provisions of Section 4.6 of
the Plan are hereby incorporated and shall govern any withholding that the Corporation employing the
Participant is required to make with respect to an
exercise of the Option, as well as the Corporation's
right to condition a transfer of Class A Common Stock
or Common Stock upon compliance with the applicable withholding requirements of federal, state and local authorities.
<P>
14. TERMS OF PLAN GOVERN. The Option and this Award Agreement are subject to, and the Corporation and the Participant agree to be bound by, all of the terms and conditions of the Plan. The Participant acknowledges receipt of a copy of the Plan, which is made a part
hereof by this reference. The rights of the
Participant are subject to limitations, adjustments, modifications, suspension and termination in certain circumstances and upon the occurrence of certain conditions as set forth in the Plan.
<P>
15.  LAWS APPLICABLE TO CONSTRUCTION.  The Option has
been granted, executed and delivered as of the day and
year first above written, and the interpretation, performance and enforcement of the Option and this
Award Agreement shall be governed by the laws of the
State of Delaware (excluding its conflicts of law
principles).
<P>
16. NOTICE OF DISPOSITION. The Participant agrees to notify the Corporation of any sale or other disposition of any shares of Stock received upon
exercise of the Option if such sale or disposition
occurs within two years after the Award Date or within
one year after the date of exercise of the Option.
<P>
17.  COUNTERPARTS.  This Award Agreement may be executed
and delivered in one or more counterparts, each of
which shall be considered an original but which,
together, shall constitute one and the same document.
<P>
          [SIGNATURES APPEAR ON FOLLOWING PAGE]
<P>
IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto
set his hand as of the date and year first above
written.
<P>
            UNICO, INC.
<P>
     BY:
        ------------------------------
          JAY WEPPLER
          PRESIDENT
<P>
                 PARTICIPANT
<P>
                   [name]
<P>
                  (Address)
<P>
           (City, State, Zip Code)
<P>
          (Social Security Number)
<P>
                 SCHEDULE I
<P>
       NUMBER OF SHARES AND EXERCISE PRICE
<P>
                [             ]
<P>
Number of Option Shares     Exercise Price Per Share
<P>
                 SCHEDULE II
<P>
              VESTING OF OPTION PERIOD
<P>
                  [             ]
<P>
     Award Date to               -       %
     Award Date to               -       %
     Award Date to               -       %
     Award Date to               -       %
     Award Date to               -       %